As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHERSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		20-4864095
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification Number)
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
Phone: (216) 431-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Camardo
Chief Executive Officer
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
Phone: (216) 431-9900
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2023

Prospectus

5,685,000 Shares

Common Stock

__________________________

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis 5,685,000 shares of our common stock, par value $0.001 per share, or common stock, issuable upon exercise of common warrants, or the Warrants. The Warrants were issued to the selling stockholders in connection with private placements we completed in September 2022 and April 2023. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock. Upon exercise of the Warrants by payments of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 7. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATHX.” On May 26, 2023, the last reported sale price for our common stock was $0.96 per share.

Investing in common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor an state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2023.

TABLE OF CONTENTS

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean Athersys, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

i

Summary

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

The Company

We are a biotechnology company that is focused primarily in the field of regenerative medicine. Our MultiStem® (invimestrocel) cell therapy, a patented and proprietary allogeneic stem cell product candidate, is our lead platform product and is currently in clinical development in several therapeutic and geographic areas. Our most advanced program is an ongoing Phase 3 clinical trial for the treatment of ischemic stroke. Our current clinical development programs are focused on treating neurological conditions, inflammatory and immune disorders, certain pulmonary conditions, cardiovascular disease and other conditions where the current standard of care is limited or inadequate for many patients, particularly in the critical care segment.

Corporate Information

We were incorporated in Delaware and our headquarters are located at 3201 Carnegie Avenue, Cleveland, Ohio 44115. Our telephone number is (216) 431-9900. Our website is http://www.athersys.com. The information accessible on or through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Private Placements

On September 22, 2022, the Company issued warrants, or the September Warrants, exercisable for an aggregate of 2,000,000 shares of common stock at a price per share of $6.385. On April 17, 2023, the Company amended the September Warrants to, among other things, reduce the exercise price to $0.96 per share with respect to 1,760,000 shares of common stock covered by the September Warrants and to extend the expiration of the September Warrants to October 17, 2030.

On April 18, 2023, the Company entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which the Company agreed to issue and sell warrants, or the April Warrants (and together with the September Warrants, the Warrants), to purchase up to an aggregate of 3,685,000 shares of common stock. The April Warrants are exercisable starting on October 19, 2023 at a price per share of $0.96 and will expire on October 19, 2030.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-3 for the resale by the selling stockholders of the shares of common stock issuable upon exercise of the April Warrants.

We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the Purchase Agreement.

Risk Factors

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Disclosure Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the timing of initiation of new clinical sites and patient enrollment in our clinical trials, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations.

In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements:

•

our ability to raise capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, on terms acceptable to us or at all, and to continue as a going concern;

•	our collaborators’ ability and willingness to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies;

•	the possibility of unfavorable results from ongoing and additional clinical trials involving MultiStem;

•

the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials;

•	our ability to regain compliance with the requirement to maintain a minimum market value of listed securities of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2);

•	the timing and nature of results from MultiStem clinical trials, including the MASTERS-2 Phase 3 clinical trial evaluating the administration of MultiStem for the treatment of ischemic stroke;

•	our ability to meet milestones and earn royalties under our collaboration agreements, including the success of our collaboration with Healios;

•

the success of our MACOVIA clinical trial evaluating the administration of MultiStem for the treatment of ARDS induced by COVID-19 and other pathogens, and the MATRICS-1 clinical trial being conducted with The University of Texas Health Science Center at Houston evaluating the treatment of patients with serious traumatic injuries;

•	the availability of product sufficient to meet commercial demand shortly following any approval;

•	the possibility of delays in, adverse results of, and excessive costs of the development process;

•	our ability to successfully initiate and complete clinical trials of our product candidates;

•

the possibility of delays, work stoppages or interruptions in manufacturing by third parties or us, such as due to material supply constraints, contaminations, operational restrictions due to COVID-19 or other public health emergencies, labor constraints, regulatory issues or other factors that could negatively impact our trials and the trials of our collaborators;

•

uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem cell therapy for neurological, inflammatory and immune, cardiovascular and other critical care indications;

•	changes in external market factors;

•	changes in our industry’s overall performance;

•	changes in our business strategy;

•

our ability to protect and defend our intellectual property and related business operations, including the successful prosecution of our patent applications and enforcement of our patent rights, and operate our business in an environment of rapid technology and intellectual property development;

•	our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies;

•	the success of our efforts to enter into new strategic partnerships and advance our programs;

•	our possible inability to execute our strategy due to changes in our industry or the economy generally;

•	changes in productivity and reliability of suppliers;

•	the success of our competitors and the emergence of new competitors; and

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, under Item 1A, “Risk Factors” and our other filings with the SEC.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. Although we currently believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K furnished to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Any document incorporated by reference or any prospectus supplement may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders. We will receive proceeds upon the cash exercise of the Warrants, however. Assuming full cash exercise of the Warrants, we would receive approximately $6.8 million. We currently intend to use any cash proceeds from a Warrant exercise for general corporate purposes, including, but not limited to, research and development costs, payment obligations and capital expenditures. Pending any specific application, we may initially invest funds in U.S. government obligations.

Description of Capital Stock

We are authorized to issue 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Holders of shares of our common stock will be entitled to receive dividends if and when declared by the board of directors from funds legally available therefor, and, upon liquidation, dissolution or winding-up of our company, will be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of our common stock will not have any preemptive rights, but will be entitled to one vote for each share of common stock held of record. Stockholders will not have the right to cumulate their votes for the election of directors. The shares of our common stock offered hereby, when issued, will be fully paid and nonassessable.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our board of directors is authorized, without action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and could adversely affect the market price of our common stock. We do not have any shares of preferred stock outstanding, and we have no current plans to issue any preferred stock.

Transfer Agent and Registrar

We have appointed Computershare Investor Services as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATHX.”

Private Placements of Warrants

On September 22, 2022, the Company issued the September Warrants, exercisable for an aggregate of 2,000,000 shares of common stock at a price per share of $6.385. On April 17, 2023, the Company amended the September Warrants to, among other things, reduce the exercise price to $0.96 per share with respect to 1,760,000 shares of common stock covered by the September Warrants and to extend the expiration of the September Warrants to October 17, 2030.

On April 18, 2023, the Company entered into the Purchase Agreement with the selling stockholders, pursuant to which the Company agreed to issue and sell the April Warrants to purchase up to an aggregate of 3,685,000 shares of common stock. The April Warrants are exercisable starting on October 19, 2023. Each April Warrant is exercisable into one share of common stock at a price per share of $0.96 and will expire on October 19, 2030

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-3 for the resale by the selling stockholders of the shares of common stock issuable upon exercise of the April Warrants.

We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the Purchase Agreement.

Selling Stockholders

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuance of those Warrants, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the beneficial ownership of securities of the Company, including the Warrants, none of the selling stockholders or any persons who have control over the selling stockholders have had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of May 11, 2023, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Purchase Agreement, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the Warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC and subject to adjustment as provided in the Purchase Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination the shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares of common stock owned prior to the offering in the second column and the number of shares of common stock owned after the offering in the fourth column do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of Shares	Maximum Number of Shares of Common Stock	Shares of Common Stock Owned After Offering
Name of Selling Stockholder	of Common Stock Owned Prior to Offering	to be Sold Pursuant to this Prospectus	Number	Percentage of Outstanding Common Stock(1)
Armistice Capital Master Fund Ltd.(2)	15,776,540	5,370,000	10,406,540	7.96%
CVI Investments, Inc.(3)	1,110,385	165,000	945,064	4.53%
Intracoastal Capital, LLC(4)	400,000	100,000	300,000	1.44%
Warberg WF X LP(5)	230,000	50,000	180,000	*
Total	17,547,925	5,685,000	11,862,925	14.79%

___________________

* Represents beneficial ownership of less than one percent.

(1) Percentages are based on 20,870,888 shares of common stock outstanding on May 11, 2023.

(2) Beneficial ownership includes 14,114,540 shares of common stock issuable upon exercise of warrants, including 5,370,000 shares of common stock issuable upon exercise of the Warrants. The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund and Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Mr. Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein. All such warrants, including the Warrants, are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following the exercise, Master Fund’s ownership of our common stock would exceed the warrant’s ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The beneficial ownership amount includes shares of common stock underlying warrants held by the Master Fund that are subject to limitations on the right to exercise, to the extent that after giving effect to such exercise, the Master Fund, would, when aggregated with all other shares of common stock beneficially owned by the Master Fund at such time, beneficially own shares of common stock in excess of 4.99% (or 9.99% with respect to certain warrants) of the number of shares of common stock outstanding (measured after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants).

(3) Beneficial ownership includes 1,065,000 shares of common stock issuable upon exercise of warrants, including 165,000 shares of common stock issuable upon exercise of the Warrants. The securities are directly owned by CVI Investments, Inc. (“CVI”), and may be deemed to be indirectly beneficially owned by Heights Capital Management, Inc., the authorized agent of CVI, and Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to this prospectus. All such warrants, including the Warrants, are subject to certain beneficial ownership limitations that prohibit CVI from exercising any portion of them if, following the exercise, CVI’s ownership of our common stock would exceed the warrant’s ownership limitation. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111. The beneficial ownership amount includes shares of common stock underlying warrants held by CVI that are subject to limitations on the right to exercise, to the extent that after giving effect to such exercise, CVI, would, when aggregated with all other shares of common stock beneficially owned by CVI at such time, beneficially own shares of common stock in excess of 4.99% of the number of shares of common stock outstanding (measured after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants).

(4) Beneficial ownership consists of 400,000 shares of common stock issuable upon exercise of warrants, including 100,000 shares of common stock issuable upon exercise of the Warrants. The securities are directly owned by Intracoastal Capital, LLC (“Intracoastal”), and may be deemed to be indirectly beneficially owned by Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal. All such warrants, including the Warrants, are subject to certain beneficial ownership limitations that prohibit Intracoastal from exercising any portion of them if, following the exercise, Intracoastal’s ownership of our common stock would exceed the warrant’s ownership limitation. The principal business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483. The beneficial ownership amount includes shares of common stock underlying warrants held by Intracoastal that are subject to limitations on the right to exercise, to the extent that after giving effect to such exercise, Intracoastal, would, when aggregated with all other shares of common stock beneficially owned by the Intracoastal at such time, beneficially own shares of common stock in excess of 4.99% of the number of shares of common stock outstanding (measured after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants).

(5) Beneficial ownership consists of 230,000 shares of common stock issuable upon exercise of warrants, including 50,000 shares of common stock issuable upon exercise of the Warrants. The securities are directly owned by Warberg WF X LP (“Warberg”), and may be deemed to be indirectly beneficially owned by Warberg Asset Management LLC (“WAM”), as the investment manager of the Warberg, and Daniel Warsh and Jonathan Blumberg, as the Managers of WAM. WAM and Messrs. Warsh and Blumberg disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein. All such warrants, including the Warrants, are subject to certain beneficial ownership limitations that prohibit Warberg from exercising any portion of them if, following the exercise, Warberg’s ownership of our common stock would exceed the warrant’s ownership limitation. The principal business address of Warberg is 716 Oak Street, Winnetka, IL 60093. The beneficial ownership amount includes shares of common stock underlying warrants held by Warberg that are subject to limitations on the right to exercise, to the extent that after giving effect to such exercise, Warberg, would, when aggregated with all other shares of common stock beneficially owned by the Warberg at such time, beneficially own shares of common stock in excess of 4.99% of the number of shares of common stock outstanding (measured after giving effect to the issuance of shares of common stock issuable upon exercise of the warrants).

Plan of Distribution

Each selling stockholder and any of their pledges, assignees and successors-in-interest may from time to time, sell any or all of their shares of common stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares of common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price per share;

•	through the written settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the selling stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling stockholders (or, if any broker‑dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock covered by this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares of common stock covered hereby. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective until no selling stockholder owns any Warrants or common stock issuable upon exercise thereof. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, or the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

Jones Day will pass upon the validity of the securities being offered hereby. Certain legal matters in connection with this offering will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Athersys, Inc. appearing in Athersys, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note B to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.athersys.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;

•	our Current Reports on Form 8-K filed on January 5, 2023, January 25, 2023, April 14, 2023, April 18, 2023 and May 23, 2023; and

•

the description of our common stock set forth in the registration statement on Form 8-A filed on December 6, 2007, as updated by Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 24, 2022, and all amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Athersys, Inc.

3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
(216) 431-9900
Attn: Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission (“SEC” or “Commission”) registration fee	$532.51
Legal Fees and Expenses	*
Accountant’s fees and expenses	*
Miscellaneous	*
Total

*

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”); or

•	for any transaction from which the director derived an improper personal benefit.

The provisions of Delaware law that relate to indemnification expressly state that the rights provided by the statute are not exclusive and are in addition to any rights provided in bylaws, by agreement, or otherwise. Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.

Our certificate of incorporation requires us to indemnify, to the fullest extent permitted by the DGCL, any and all persons we have the power to indemnify under the DGCL from and against any and all expenses, liabilities or other matters covered by the DGCL. Additionally, our certificate of incorporation requires us to indemnify each of our directors and officers in each and every situation where the DGCL permits or empowers us (but does not obligate us) to provide such indemnification, subject to the provisions of our bylaws. Our bylaws requires us to indemnify our directors to the fullest extent permitted by the DGCL, and permits us, to the extent authorized by the board of directors, to indemnify our officers and any other person we have the power to indemnify against liability, reasonable expense or other matters.

Under our certificate of incorporation, indemnification may be provided to directors and officers acting in their official capacity, as well as in other capacities. Indemnification will continue for persons who have ceased to be directors, officers, employees or agents, and will inure to the benefit of their heirs, executors and administrators. Additionally, under our certificate of incorporation, except under certain circumstances, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

II

Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of actions in his or her capacity as an officer, director, employee, or agent. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims. Finally, we have entered into indemnification agreements with most of our directors and executive officers, which agreements, among other things, require us to indemnify them and advance expenses to them relating to indemnification suits to the fullest extent permitted by law.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description
4.1(a)	Certificate of Incorporation of Athersys, Inc., as amended as of June 20, 2013.
4.2(b)	Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended as of June 7, 2017.
4.3(c)	Bylaws of Athersys, Inc., as amended and restated as of March 13, 2019.
4.4(d)	Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended, effective as of June 16, 2021.
4.5(e)	Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended as of August 26, 2022.
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (Included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney.
107	Filing Fee Table.

(a)	Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the SEC on August 13, 2013.
(b)	Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (Commission No. 001-33876) filed with the SEC on August 9, 2017.
(c)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on March 14, 2019.
(d)	Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3 (Commission No. 333-257409) filed with the Commission on June 25, 2021.
(e)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 29, 2022.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

•    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

◦    To include any prospectus required by Section 10(a)(3) of the Securities Act;

◦    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” filed as an exhibit to the effective registration statement; and

◦    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

III

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

•       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IV

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 26, 2023.

ATHERSYS, INC.

By:	/s/ Daniel A. Camardo
Daniel A. Camardo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of May 26, 2023:

Signatures	Title
/s/ Daniel A. Camardo	Chief Executive Officer and Director (Principal Executive Officer)
Daniel A. Camardo

*	Interim Chief Financial Officer
Kasey Rosado	(Principal Financial and Accounting Officer)

*
Ismail Kola	Chairman of the Board of Directors

*
Joseph Nolan	Director

*
Jane Wasman	Director

*
Jack L. Wyszomierski	Director

* The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Daniel A. Camardo	May 26, 2023
Daniel A. Camardo, Attorney-in-Fact

V